                                                                     EXHIBIT 8.2

               [SWIDLER BERLIN SHEREFF FRIEDMAN, LLP LETTERHEAD]


                               December 15, 1999


Chicago Title Corporation
171 North Clark Street
Chicago, Illinois 60601

         Re:      Registration Statement on Form S-4
                  ----------------------------------

Ladies and Gentlemen:

         We have acted as tax counsel to Chicago Title Corporation ("Chicago Title"), a Delaware corporation, in connection with the preparation of the Agreement and Plan of Merger, dated as of August 1, 1999 and amended as of October 13, 1999 (as amended, the "Merger Agreement"), by and between Chicago Title and Fidelity National Financial, Inc., a Delaware corporation ("Fidelity"). At your request, we have examined the form of Registration Statement on Form S-4 (the "Registration Statement") filed by Fidelity with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on October 15, 1999, in connection with the registration of shares of its common stock to be issued by Fidelity to the stockholders of Chicago Title upon consummation of the merger of Chicago Title with and into Fidelity pursuant to the Merger Agreement (the "Merger"). You have requested our opinion regarding the accuracy of the federal income tax matters described in the Registration Statement under the caption "Certain U.S. Federal Income Tax Consequences of the Merger -- Material Federal Income Tax Consequences to Chicago Title Stockholders."

         In rendering this opinion, we have reviewed the Merger Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate. We have relied upon the truth and accuracy at all relevant times of the facts, statements, covenants, representations and warranties contained in the Merger Agreement and the Registration Statement. In our examination of the foregoing documents, we have assumed the due execution and delivery of all documents by all parties, the authenticity of all agreements, documents, certificates and instruments submitted to us as originals, and the conformity to the original of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof.

         Based upon such examination, it is our opinion that the description in the joint proxy/prospectus, which is a part of the Registration Statement, under the heading "Certain U.S. Federal Income Tax Consequences of the Merger -- Material Federal Income Tax Consequences to Chicago Title Stockholders," to the extent it constitutes descriptions of legal matters or legal conclusions regarding the

Chicago Title Corporation
December 15, 1999
Page 2


federal income tax laws of the United States, is a complete and accurate summary of the material federal income tax consequences of the Merger to a stockholder of Chicago Title, subject to the limitations and qualifications set forth therein.

         Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, all to the date hereof, any of which may be changed at any time with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

         This opinion addresses only the matters described above, and we express no opinion at this time as to any other tax consequences under federal, state, local, foreign or other tax law of the Merger or of any other transaction undertaken in connection therewith.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the joint proxy statement/prospectus, which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                    Very truly yours,


                                    Swidler Berlin Shereff Friedman LLP